UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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BCB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, New Jersey 07002

March 28, 2016

Dear Fellow Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of BCB Bancorp, Inc. The annual meeting will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, at 10:00 a.m., Eastern Time, on April 28, 2016.

The enclosed notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of BCB Bancorp, Inc. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that shareholders may have.

The annual meeting is being held so that shareholders may vote upon the following matters: (i) the election of four directors; (ii) the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2016; and, (iii) an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement.

The Board of Directors has determined that approval of the matters to be considered at the annual meeting is in the best interests of shareholders. For the reasons set forth in the proxy statement, the Board of Directors recommends a vote “FOR” the matters (i) through (iii) above.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own. Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated, since a majority of the common stock must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Sincerely,

/s/ Mark D. Hogan

Mark D. Hogan

Chairman of the Board

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, New Jersey 07002

(201) 823-0700

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 28, 2016

Notice is hereby given that the Annual Meeting of Shareholders of BCB Bancorp, Inc., will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 28, 2016 at 10:00 a.m., Eastern Time.

A Proxy Card and a Proxy Statement for the annual meeting are enclosed.

The annual meeting is being held so that shareholders may vote on the following matters:

1.	The election of four directors;
2.	The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016;
3.	An advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement; and,

such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned. Shareholders of record at the close of business on March 18, 2016, are the shareholders entitled to vote at the annual meeting or any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED ANY TIME PRIOR TO THE ANNUAL MEETING. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN NOTICE OF REVOCATION, SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORDHOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

Our Proxy Statement, Annual Report on Form 10-K and proxy card are available on www.bcbbancorp.com. If you need directions to attend the Annual Meeting and to vote in person, please call us at (201) 823-0700.

By Order of the Board of Directors

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 28, 2016

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, New Jersey 07002

(201) 823-0700

ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 28, 2016

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BCB Bancorp, Inc. (the “Company”), to be used at the Annual Meeting of Shareholders, which will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 28, 2016, at 10:00 a.m., Eastern Time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 28, 2016.

At the annual meeting, shareholders will vote on the election of four directors, the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2016, the consideration of an advisory, non-binding resolution with respect to our executive compensation described in this Proxy Statement, and such other matters as may properly come before the annual meeting or any adjournments thereof.

REVOCATION OF PROXIES

Shareholders who complete proxies retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and any adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly completed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to our Corporate Secretary at the address shown above, the submission of a later-dated proxy or by voting in person at the annual meeting. The presence at the annual meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If your shares of common stock are held in “street name” by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted at the annual meeting. If you wish to change your voting instructions after you have returned your voting instructions to your broker, bank or other nominee, you must contact your broker, bank or other nominee. If you want to vote your shares of common stock held in “street name” in person at the annual meeting, you will have to get a legal proxy in your name from the broker, bank or other nominee who holds your shares.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock as of the close of business on March 18, 2016, our record date, are entitled to one vote for each share then held. As of the record date, we had 11,221,897 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Persons and entities who beneficially own in excess of 5% of our common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting authority. Based upon a review of beneficial ownership filings required to be filed with the SEC, we are not aware of any person or entity which owns in excess of 5% of our common stock.

In accordance with New Jersey law, a list of shareholders entitled to vote at the annual meeting will be made available at the annual meeting.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” a vote for the nominees being proposed. Under New Jersey law and our Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of our independent registered public accounting firm, by checking the appropriate box a shareholder may: (i) vote “FOR” the ratification of our independent registered public accounting firm; (ii) vote “AGAINST” the ratification of our independent registered public accounting firm; or, (iii) “ABSTAIN” from voting for or against the ratification of our independent registered public accounting firm. The affirmative vote of a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN,” is required for approval of the ratification of our independent registered public accounting firm.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this proxy statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes or proxies marked “ABSTAIN,” is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on BCB Bancorp, Inc., or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, BCB Bancorp, Inc., or the Board of Directors.

The Board of Directors will designate an inspector of elections.

Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares of our common stock be represented by proxy or present in person at the annual meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 12 members and is divided into three classes, with one class of directors elected each year. Our directors will generally be elected to serve for a three-year period and until their respective successors have been elected and qualified. Four directors will be elected at the annual meeting. The Board of Directors has re-nominated Judith Q. Bielan, James E. Collins, Mark D. Hogan and Gray S. Stetz for three-year terms as directors at the annual meeting. Each nominee of the Board of Directors has consented to being named in this Proxy Statement.

The table below sets forth certain information, as of March 16, 2016, regarding the composition of our Board of Directors, including the terms of office of Board members, and information regarding our executive officers and the executive officers of BCB Community Bank, our principal operating subsidiary (the “Bank”). It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

Name	Position(s) Held With the Company or the Bank	Age At Record Date	Director Since(1)	Current Term Expires(1)	Shares Beneficially Owned(2)		Percent of Class(2)

NOMINEES

Judith Q. Bielan	Director	51	2000	2016	95,379	(9)	*
James E. Collins	Director	67	2003	2016	171,878	(10)	1.52%
Mark D. Hogan	Chairman of the Board	50	2000	2016	413,424	(11)	3.66%
Gary S. Stetz	Director	53	2011	2016	43,463	(7)	*

CONTINUING DIRECTORS

Robert Ballance	Director	57	2000	2017	110,438	(12)	*
Joseph J. Brogan	Vice Chairman of the Board	76	2000	2017	354,694	(13)	3.14%

Thomas Coughlin	President, CEO and Director	56	2002	2018	207,587	(3)	1.84%
Joseph Lyga	Director	56	2000	2018	110,355	(4)	*
Alexander Pasiechnik	Director	54	2000	2018	100,949	(5)	*
August Pellegrini, Jr.	Director	56	2013	2017	122,565	(14)	1.09%
James Rizzo	Director	56	2015	2017	51,850	(8)	*
Spencer B. Robbins	Director	63	2011	2018	29,600	(6)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Joseph Javitz	Chief Lending Officer	58	N/A	N/A	31,450	(15)	*
Thomas P. Keating	Chief Financial Officer	60	N/A	N/A	6,900	(16)	*
Sandra Sievewright	Chief Risk Officer and Chief Compliance Officer	52	N/A	N/A	700	(17)	*
John J. Brogan, Esq.	General Counsel	55	N/A	N/A	63,956	(18)	*
All directors and executive officers as a group (15 persons)					1,979,144		17.6%

*	Less than 1%.
(1)	Includes service as a director of BCB Community Bank. Expiration of term reflects service as a director with BCB Bancorp, Inc.
(2)	Includes shares underlying options that are exercisable within 60 days from the record date.
(3)	Mr. Coughlin has sole voting and dispositive power over 200,587 shares. Includes 7,000 shares underlying options exercisable within 60 days from the record date.

(4)	Mr. Lyga has shared voting and dispositive power over 103,447 shares with his spouse and shared voting and dispositive power over 408 shares with his child. Includes 6,500 shares underlying options exercisable within 60 days from the record date.
(5)	Mr. Pasiechnik has sole voting and dispositive power over 93,949 shares. Includes 7,000 shares underlying options exercisable within 60 days from the record date. In addition, Mr. Pasiechnik has pledged 93,135 shares as security for a loan.
(6)	Mr. Robbins has sole voting and dispositive power over 24,400 shares, and shared voting and dispositive power over 200 shares with his child. Includes 5,000 shares underlying options exercisable within 60 days from the record date.
(7)	Mr. Stetz has sole voting and dispositive power over 35,686 shares and shared voting and dispositive power over 2,777 shares with his children. Includes 5,000 shares underlying options exercisable within 60 days from the record date.
(8)	Mr. Rizzo has sole voting and dispositive power over 49,000 shares, shared voting and dispositive power over 1,850 shares with his spouse and shared voting and dispositive power over 1,000 shares with his children.
(9)	Ms. Bielan has sole voting and dispositive power over 9,484 shares, shared voting and dispositive power over 78,818 shares with her spouse and shared voting and dispositive power over 77 shares with her children. Includes 7,000 shares underlying options exercisable within 60 days from the record date.
(10)	Mr. Collins has sole voting and dispositive power over 79,998 shares, shared voting and dispositive power over 82,979 shares with his spouse and shared voting and dispositive power over 2,401 shares with his children. Includes 6,500 shares underlying options exercisable within 60 days from the record date.
(11)	Mr. Hogan has sole voting and dispositive power over 50,421 shares, shared voting and dispositive power over 354,515 shares with his spouse and shared voting and dispositive power over 1,988 shares with his children. Includes 6,500 shares underlying options exercisable within 60 days from the record date.
(12)	Mr. Ballance has sole voting and dispositive power over 1,062 shares, shared voting and dispositive power over 99,882 shares with his spouse and shared voting and dispositive power over 2,494 shares with his children. Includes 7,000 shares underlying options exercisable within 60 days from the record date.
(13)	Mr. Brogan has sole voting and dispositive power over 5,010 shares, shared voting and dispositive power over 277,635 shares with his spouse and shared voting and dispositive power over 67,049 shares with his grandchildren. Includes 5,000 shares underlying options exercisable within 60 days from the record date. In addition, Mr. Brogan has pledged 94,300 shares as security for a loan.
(14)	Dr. Pellegrini has sole voting and dispositive power over 122,565 shares.
(15)	Mr. Javitz has sole voting and dispositive power over 31,050 shares. Includes 400 shares underlying options exercisable within 60 days from the record date.
(16)	Mr. Keating has sole voting and dispositive power over 6,500 shares. Includes 400 shares underlying options exercisable within 60 days from the record date.
(17)	Ms. Sievewright has sole voting and dispositive power over 700 shares.
(18	Mr. Brogan has sole voting and dispositive power over 63,956 shares. Includes 400 shares underlying options exercisable within 60 days from the record date.

Biographical Information Regarding Nominees, Continuing Directors and Executive Officers

Set forth below is biographical information regarding our directors and executive officers. For the individuals named below, all are directors of BCB Bancorp, Inc., the parent company of its wholly-owned subsidiary, BCB Community Bank. Unless otherwise noted, each director has held the indicated position for at least 10 years.

Nominees for Directors:

Judith Q. Bielan, Esq., 51, is an attorney who has practiced law in New Jersey for over 25 years. Ms. Bielan formed her own law practice in 1993, and is currently a partner at Bielan, Miklos & Makrogiannis, P.C., where she continues to handle all aspects of litigation in real estate, family law, contract disputes and estate matters. She has represented various banking clients in commercial and residential real estate closings. In the management of her own law practice, Ms. Bielan brings the Board of Directors experience in the areas of marketing, budgeting, public relations and collections. In addition, Ms. Bielan currently serves on the New Jersey State Bar Association Legislative Committee and the Hudson County Bar Association’s Family Law and Early Settlement Committees. She also serves as a Commissioner on the Hudson County Condemnation Board. In 2010, Ms. Bielan served as President of the Hudson County Bar Association. Ms. Bielan is a matrimonial attorney certified by the New Jersey Supreme Court, and she received the Hudson County Family Lawyer of the Year Award in 2005. Ms. Bielan has volunteered and served the New Jersey and Hudson County communities by serving as a Trustee on the Board of “Women Rising,” coaching both boys and girls basketball at Bayonne PAL, and serving as Vice Chair of the Board of Trustees of Holy Family Academy of Bayonne. Ms. Bielan’s legal experience and her service to the Bayonne community led to her appointment as a member of the Board of Directors at the Company’s founding. Ms. Bielan holds degrees from Montclair State College and Seton Hall University School of Law.

James E. Collins, 67, retired in 2010 as Senior Lending Officer of BCB Community Bank. Mr. Collins had worked in the banking industry since 1972. He is the former Vice President of Lending at First Savings Bank of New Jersey. He served as that bank’s Community Reinvestment Officer and as a member of its Budget, Asset and Liability, Asset Classification and Loan Committees. In addition, Mr. Collins has served as Treasurer of the Bayonne Chamber of Commerce, as the past President of Ireland’s 32 and as citywide director for Bayonne’s C.Y.O. Sports Programs. Mr. Collins is a former Trustee of the Bayonne Education Foundation and is currently a member of the Directorate of Marist High School in Bayonne. Mr. Collins attended Marist High School, received a B.S. from St. Peter’s College and attended graduate school at the Institute for Financial Education. Mr. Collins was a certified Real Estate Appraiser and a member of the Review Appraisers Association. Mr. Collins’ experience with financial institutions and familiarity with the Bank provides a valuable resource and perspective to the Board of Directors.

Mark D. Hogan, C.P.A., 50, is a certified public accountant with an office located in Bayonne. Mr. Hogan is a registered financial representative providing financial planning for his clients. Mr. Hogan has earned the following licenses and designations: NASD Series 7, 24 and 63; New Jersey Life and Health Insurance Broker; and New Jersey Property and Casualty Insurance Broker. Because of Mr. Hogan’s extensive professional experience, his achievements and his aforesaid licenses and designations, he is deemed well-qualified to serve as Chairman of our Board of Directors. Mr. Hogan attended Saint Peter’s Preparatory School, and received a B.S. in Finance from Pace University.

Gary S. Stetz, 53, serves as the managing director of Commercial Lubricants, LLC, d/b/a Metrolube, an authorized ExxonMobil lubricants’ distributor in New York and New Jersey. Prior to assuming that position, Mr. Stetz was the managing partner of the public accounting firm Stetz, Belgiovine, Manwarren and Wallis, P.C., located in Montclair, New Jersey, for 21 years. The firm serviced over 1,000 corporate clients, with an emphasis on Accounting, Auditing, Review Compilation Services, Estate Planning, Litigation Support Services, Management Advisory Services, Tax Preparation and Compliance Services. Additionally, Mr. Stetz is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and the National Society of Accountants. He also co-authored the treatise Project Management Accounting. Mr. Stetz has served on the Board of Directors of BCB Bancorp, Inc., since 2011. Mr. Stetz is a former Board member of Allegiance Community Bank, and presently serves on the Boards of Partners For Women and Justice, Immaculate Conception High School in Montclair, New Jersey, and New Found Life. He is a graduate of Rutgers University/Newark, College of Arts & Sciences, with degrees in Accounting and Finance, the University of Notre Dame, with an M.B.A. degree, and Corpus Christi College in Oxford, England. Mr. Stetz’s extensive business and accounting experience brings the Board of Directors valuable insight, and supports his designation as the chairman and "financial expert" of the Audit Committee of the Company.

Continuing Directors:

Robert Ballance, 57, retired as a Battalion Chief with the Bayonne Fire Department. He is the owner of Bob’s Carpet, located in Bayonne. Mr. Ballance has been a director of the Bank since its founding in 2000. Mr. Ballance was a director of the Bayonne Fire Exempt Association. He previously served as the Treasurer of Bayonne Fire Department Local #11. He is a member of the Bayonne Elks B.P.O.E. From 1997 to 2001 Mr. Ballance was a director of the Bayonne Federal Credit Union. Mr. Ballance has owned and operated Bob’s Carpet for over 25 years. Mr. Ballance graduated from Marist High School in Bayonne. His lengthy experience as a businessman, community leader, civil servant and former director of the Bayonne Federal Credit Union provide the Board of Directors with valuable support and insight.

Joseph J. Brogan, 76, has owned and operated his State Farm Insurance Agency in Bayonne for 53 years. Mr. Brogan has been a director of the Company since its incorporation in 2003, and a director of the Bank since 2003. He is the former President of the New Jersey State Farm Agents' Association, and is currently a member of the Knights of Columbus and the Fraternal Order of Elks. Mr. Brogan graduated from Seton Hall Preparatory School, received a B.S. from Saint Peter’s College, and attended graduate school at Fordham University and New Jersey City University.

His extensive experience in the insurance industry and as a real estate and securities investor are significant assets to the Board of Directors.

Thomas M. Coughlin, 56, is President and Chief Executive Officer of BCB Bancorp, Inc., and BCB Community Bank. He has well over 25 years of experience in the banking profession. Mr. Coughlin was appointed Chief Executive Officer and President of BCB Bancorp, Inc., effective as of August 4, 2014. Mr. Coughlin has served as the Chief Executive Officer and President of BCB Community Bank since May 28, 2014. Mr. Coughlin previously served as Chief Financial Officer and Chief Operating Officer of BCB Bancorp, Inc., and BCB Community Bank. Mr. Coughlin was formerly a Vice President of Chatham Savings Bank and the Controller and Corporate Secretary of First Savings Bank of New Jersey. While at First Savings Bank of New Jersey, Mr. Coughlin served in various capacities on several executive managerial committees including, but not limited to, the Budget, Asset/Liability and Loan Review Committees. Mr. Coughlin received his C.P.A. designation in 1982, was the President of the local chapter of the American Heart Association, has served as a Trustee of the local chapter of D.A.R.E., and has been a trustee of the Bayonne P.A.L. Mr. Coughlin graduated from Bayonne High School, and received a B.S. degree from Saint Peter’s College. Mr. Coughlin provides the Board of Directors with extensive financial and practical banking experience, thereby providing the Board with necessary perspective and insight into the banking industry and the business trends affecting the Company.

Joseph Lyga, 56, has served on the Bayonne Fire Department since 1985. He is presently a Battalion Chief. In addition, Mr. Lyga has been a self-employed contractor for the last 25 years in information systems design. He has assisted the Company and the Bank with information technology issues and security since their founding. Mr. Lyga has been a director of the Company since its incorporation in 2003, and a director of the Bank since 2003. Mr. Lyga has served as President and Secretary/State Delegate of the Bayonne Fire Department Local #211 and has served as President, Vice President, Secretary and Treasurer of the Bayonne Fire Department Local #11. Mr. Lyga is also a member of the Sicilian Citizens Club. Mr. Lyga graduated from Marist High School and attended New Jersey City University. He also studied computer programming and network design at the Chubb Institute. Mr. Lyga’s dedicated service to the Bayonne community, his extensive business background and his information technology experience provide the Board with desired insight and information technology context.

Alexander Pasiechnik, 54, is President and Chief Executive Officer of Victoria T.V. Sales and Appliances. Victoria T.V. Sales and Appliances is a family-owned business which has been operating successfully in the community of Bayonne for 52 years. Mr. Pasiechnik is an experienced real estate investor who owns and operates various commercial and investment real estate facilities. He is also an active member of the Bayonne Chapter of UNICO National. Mr. Pasiechnik is a lifelong resident of Bayonne, graduated from Marist High School, and attended Saint Peter’s College. Mr. Pasiechnik’s financial background, his long-term experience running a business, and his knowledge of local and regional consumer trends provide a significant asset to the Board of Directors.

Dr. August Pellegrini, Jr., 56, is presently the Assistant Dean, Office for Clinical Affairs, and Assistant Professor, Restorative Dentistry Department, at the University of Medicine and Dentistry/New Jersey Dental School, Newark, New Jersey. Dr. Pellegrini has operated a private dental practice in Bayonne since 1986. Prior to opening his own practice, Dr. Pellegrini served at Meadowview Hospital in Secaucus, NJ. Dr. Pellegrini is the former President of the Hudson County Dental Society and the New Jersey Dental Association. Currently, Dr. Pellegrini is a member of the Academy of General Dentistry, Hudson County Dental Society, New Jersey Dental Association, American Dental Association, American College of Dentists and the International College of Dentists. Dr. Pellegrini is a 3rd degree Knight of Columbus, and is actively involved in Donated Dental Services, Give Kids a Smile and Access to Care Task Force/NJ Dental Association. Dr. Pellegrini was an original director of the Company at its incorporation in 2003, and has served at different times on the Boards of Directors of the Company and the Bank since 2003. Dr. Pellegrini is a graduate of Rutgers College, where he received degrees in Biology and Psychology, and the Temple University School of Dentistry. Dr. Pellegrini’s professional background and experience and his long-time service to the community bring valuable insights to the Board.

James Rizzo, 56, began his financial career at Drexel Burnham, and he has held the position of managing director with firms such as Guggenheim Partners, Citicorp, and Fleet Bank. He is Series 7 and 63 registered, and is currently involved in real estate management. Mr. Rizzo’s experience of over thirty years in the bond market included his most recent position as Managing Director at Dahlman Rose and Company, from which he retired. Mr. Rizzo is a graduate of St. Peter’s College, n/k/a St. Peter’s University, where he earned a B.S. in Business Administration. He currently serves on the Board of Regents at the University. He is a graduate of St. Peter’s Preparatory School, and is a current member of that school's Board of Trustees. Mr. Rizzo is active in his community of Rutherford, N.J., where he is a member of the Borough Planning Board and the Public Library. Mr. Rizzo was appointed to the Board of Directors of the Bank in 2013, and has served as a Director of the Company since February 2015. Mr. Rizzo’s extensive experience in the financial industry and real estate management provide key insights for the Board.

Spencer B. Robbins, 63, has been the managing director of the law firm of Robbins & Robbins, Woodbridge, New Jersey, for the past 31 years. The firm is a full-service law office, with a specialty in civil litigation. Mr. Robbins served as Chairman of the Board of Directors of Allegiance Community Bank until it merged with BCB Community Bank in 2011. Mr. Robbins has served on the Board of Directors of the Company since the merger. Mr. Robbins previously served as the Chief Judge of the Woodbridge Township and South Plainfield Municipal Courts, and was the Municipal Court Judge of the Borough of Sayreville. Mr. Robbins is a principal in Dentalfix Rx, LLC, a national company involved in the repair of dental equipment. Mr. Robbins is also the managing member of Rags Development, LLC, and is associated with the Woodbridge Artisan Guild. Mr. Robbins extensive experience as a practicing attorney and founder and, as the former Chairman and a founder of Allegiance Community Bank, provides the Board with valuable insight into legal and banking issues and trends.

Executive Officers who are not Directors

Set forth below is biographical information regarding the executive officers of the Bank who are not directors.

Joseph Javitz, 58, has been the Chief Lending Officer of BCB Community Bank since June 2014. He has worked in the banking and financial services industry for more than 32 years. From January 2011 to May 2014, Mr. Javitz was the Senior Vice President and Chief Lending Officer at Abacus Federal Savings Bank, New York, New York. From November 2009 to January 2011, Mr. Javitz was the Executive Vice President and Chief Operating Officer at Ciotta & Associates. Mr. Javitz is a graduate of Bernard M. Baruch College, with a B.B.A. in Marketing and Advertising, and also attended the Adelphi University Graduate School of Business (M.B.A. Program) in Finance and Economics. Mr. Javitz served as President of the Community Bankers Mortgage Forum and as President of the Metropolitan Mortgage Officer’s Society in 2015.

Thomas P. Keating, C.P.A., 60, has served as Chief Financial Officer of BCB Bancorp, Inc., and BCB Community Bank since March 2014. Mr. Keating is a Certified Public Accountant. From 2011 until 2014, Mr. Keating was Chief Financial Officer and Chief Operating Officer of Enterprise National Bank. Prior thereto, Mr. Keating was Chief Financial Officer of AES Red Oak, LLC. Mr. Keating graduated from Marist High School, received a B.S. degree in Accounting from St. Peter’s College, n/k/a St. Peter’s University, and an M.S. degree in Taxation from Seton Hall University. He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Sandra L. Sievewright, 52, is the Chief Compliance and Chief Risk Officer of BCB Community Bank.  She has been in the banking industry for more than 25 years. Ms. Sievewright’s diverse experience includes management positions in Compliance, Bank Secrecy, Community Reinvestment, Marketing, Security, Branch Administration, Operations and Residential Lending. She joined BCB Community Bank in May 2014. From July 2013 to May 2014, Ms. Sievewright was the Senior Vice President and BSA/Compliance Officer of First Commerce Bank in Lakewood, NJ. From October 2005 to July 2013, Ms. Sievewright was the Senior Vice President and Compliance Officer of Bogota Savings Bank in Teaneck, NJ. Ms. Sievewright is a graduate of Albright College in Reading, PA.

John J. Brogan, Esq., 55, has practiced law for over 30 years. He has served as General Counsel and Vice President of BCB Bancorp, Inc., and BCB Community Bank since July 1, 2010. In that capacity, Mr. Brogan manages all litigation the Company and the Bank are involved in, is responsible for the corporate governance practices of the Company and the Bank, and is involved with all issues coming before the Boards and the Committees of the Company and the Bank. Prior to joining BCB, Mr. Brogan was the senior member of Brogan, Brogan, Fanuele & Schmerler, P.C., a full-service law firm in Shrewsbury, New Jersey. Mr. Brogan founded the firm in 1992. Mr. Brogan is a member of the New Jersey State Bar Association and its Banking Law Section. Mr. Brogan is an active volunteer with Holiday Express, a non-profit organization bringing the gift of human kindness to the disadvantaged. Mr. Brogan is a proud past President of the Friendly Sons of St. Patrick of the Jersey Shore. Mr. Brogan received a B.A. from Haverford College, Haverford, Pa., and a J.D. from New York Law School, New York, NY.

Board Independence

The Board of Directors has determined that, as of December 31, 2015, except as to Mr. Coughlin, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards. Mr. Coughlin is not considered independent because he is the President and Chief Executive Officer of BCB Bancorp, Inc., and BCB Community Bank.

The Board of Directors has also determined that each member of the Audit Committee and the Compensation Committee of the Board of Directors meets the independence requirements applicable to that committee prescribed by the Nasdaq Marketplace Rules, the SEC and the Internal Revenue Service. In determining the independence of each director, the Board of Directors, except as noted below, did not consider any transactions not required to be reported under the section herein entitled “Related Party Transactions.”

The Bank leases its 190 Park Ave., Rutherford, New Jersey, branch office (which opened in February 2015) from a limited liability company in which Mr. Rizzo owns a 50% membership interest and Mr. Hogan owns a 50% membership interest. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with the Bank. During 2015, total lease payments of $33,350 were made to that limited liability company. Payments under the lease currently total $2,779 per month.

Board Leadership Structure and Risk Oversight

The Company separates the principal executive officer and board chair positions to provide a higher degree of independence and transparency between the Board of Directors and management. This leadership structure has been in place since the incorporation of the Company. The Board of Directors believes that this leadership structure is most appropriate given the Company’s conservative risk profile, the Board of Directors’ role in monitoring the Company’s execution of its strategic plan, and the risk elements associated with such execution.

The Board of Directors monitors the Company’s risk profile by utilizing a number of departments with the Bank, as well as independent contractors, to monitor, measure and advise of certain risk parameters of the Company and the Bank, such as interest rate risk, credit risk, liquidity risk, compliance risk and concentration risk. Reports assessing the Company’s and the Bank’s risk profiles are provided to management, to the appropriate sub-committee(s) of the Board and to the full Board of Directors. Given the independent roles both the Board and management have in monitoring the Company’s risk, the Company believes that its current leadership and reporting structures are well- positioned to identify and mitigate risks as they may arise.

Meetings and Committees of the Board of Directors

Our Board of Directors meets on a monthly basis and may hold additional special meetings. Our standing committees include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Bank’s standing committees include a joint Asset/Liability, Enterprise Risk Management and Budget Committee, an Audit Committee, a Compensation Committee, an Information Technology Committee, an Investment Committee, a Loan Committee, a Nominating and Corporate Governance Committee and a Site Committee.

During the year ended December 31, 2015, the Board of Directors of the Company held 12 regular meetings and five special meetings. No director attended fewer than 75%, in the aggregate, of the total number of board meetings held and the total number of committee meetings in which he or she served during fiscal 2015. The Company does not have a written policy regarding director attendance at annual meetings of shareholders. At last year’s annual meeting, all directors except Director Pellegrini were in attendance.

During the year ended December 31, 2015, the Board of Directors of the Bank held 12 regular meetings and four special meetings. No director attended fewer than 75%, in the aggregate, of the total number of board meetings held and the total number of committee meetings in which he or she served during fiscal 2015.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Directors Ballance, Bielan, Collins and Lyga. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and this charter has been posted to our web-site at www.bcbbancorp.com. During the year ended December 31, 2015, the Nominating and Corporate Governance Committee met three times.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership;

•	to develop and recommend to the Board of Directors for its approval corporate governance guidelines; and

•	to develop and recommend to the Board of Directors for its approval a self-evaluation process for the Board of Directors and its committees.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee of the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all board members. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;

•	has experience and achievement which provides them with the ability to exercise good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which we operate and is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its shareholders; and,

•	has the capacity and desire to represent the balanced, best interests of all of our shareholders as a group, and not a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and, if a nominee is sought for our Audit Committee, the financial and accounting expertise of a candidate.

Although the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board of Directors will also evaluate a potential director nominee's personal character, community involvement and willingness to serve, so that he or she can help further the Company’s and the Bank’s role and mission as a community-based financial institution.

Consideration and Procedures for Shareholder Recommendations for the Nomination of Directors

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. Consequently, our Board of Directors has adopted procedures for the submission of director nominees by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary, BCB Bancorp, Inc., 595 Avenue C, Bayonne, NJ 07002. The Corporate Secretary must receive said submission at least 90 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

The submission must include the following information:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	a statement of the candidate’s business and educational experience;

5.	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

6.	As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

7.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and,

8.	Proof that the person making the recommendation is herself, himself or itself a shareholder.

The Corporate Secretary has not received any shareholder recommendations for nominations to the Board of Directors at the Company’s upcoming annual meeting. Any person making a shareholder nomination at the annual meeting shall provide the information set forth above regarding themselves and the proposed nominee at the annual meeting.

Shareholder Communications with the Board

A shareholder who wishes to communicate with our Board of Directors or with any individual director can write to our Chief Executive Officer, 595 Avenue C, Bayonne, New Jersey 07002, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chief Executive Officer will:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly (for example, where the request is for information about the company or is a stock-related matter); or,
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors’ meeting, management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors.

Code of Ethics

We have adopted a code of ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and/or persons performing similar functions. Our Code of Ethics has been filed as an exhibit to the Annual Report on Form 10-K.

The Audit Committee

The Audit Committee, as of December 31, 2015, consisted of Directors Bielan, Collins, Hogan, Pellegrini and Rizzo. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating a firm of independent certified public accountants to audit the annual financial statements;
•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of our financial reporting processes, both internal and external;
•	approving the scope of the audit(s) in advance;
•	reviewing and approving, when appropriate, necessary and/or required, the financial statements and the audit report of the Company with management and the independent registered public accounting firm;
•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;
•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;
•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and,
•	reviewing the adequacy of the audit committee Charter.

The Audit Committee met 14 times during 2015. The Board of Directors has adopted a written charter for the Audit Committee and this charter has been posted to our website at www.bcbbancorp.com. The Committee reports to the Board of Directors on its activities and findings. The Board of Directors believes that Mr. Hogan qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the SEC.

Audit Committee Report

In accordance with SEC regulations, the Audit Committee has prepared the following report. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2015;
•	Discussed with the independent registered public accounting firm, with and without management, the results of its examination, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting and the matters required to be discussed by Statement on Auditing Standards No. 16, Communications with Audit Committees, as amended, adopted by the Public Company Accounting Oversight Board in Rule 3200T; and,
•	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, to be filed with the SEC. In addition, the Audit Committee approved the appointment of Baker Tilly Virchow Krause LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to the ratification of the appointment by our shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee:

Mark D. Hogan (Chairman)

Judith Q. Bielan

James E. Collins

August Pellegrini

James Rizzo

___________________

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Exchange Act. Executive officers, directors and 10% beneficial owners are required to file beneficial ownership reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based on our review of such ownership reports, we believe that no officer or director failed to timely file such ownership reports for the fiscal year ended December 31, 2015.

The Compensation Committee

During the year ended December 31, 2015, the Compensation Committee met six times to determine our compensation programs and adjustments. The Compensation Committee of the Company, as of December 31, 2015, consisted of Directors Ballance, Bielan and Lyga. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Mr. Coughlin does not participate in the Board of Directors’ determination of his compensation as Chief Executive Officer or President. The Board of Directors has adopted a written Charter for the Compensation Committee and this Charter has been posted to our web-site at www.bcbbancorp.com.

Roles and Responsibilities. The primary purpose of the Compensation Committee is to conduct reviews of our general executive compensation policies and strategies in order to oversee and evaluate our overall compensation structure and programs. Direct responsibilities include, but are not limited to:

•	Evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other executive management, and evaluating the performance of executive management in light of those goals and objectives;
•	Administering and having discretionary authority over the issuance of equity awards to employees and directors under the Company’s 2011 Stock Option Plan;
•	Reviewing, evaluating and recommending the compensation level for the chief executive officer;
•	Reviewing, evaluating and recommending compensation levels of other key executive officers; and,
•	Reviewing, evaluating and determining the compensation (including stock option awards, retainers, fees, etc.) to be paid to directors of the Company and of affiliates of the Company for their service on the Board(s).

The Compensation Committee reviews, evaluates and recommends to the full Board the compensation paid to the Chief Executive Officer and other members of executive management, which compensation may include both equity and non-equity compensation. The performance of the Chief Executive Officer and other members of executive management is reviewed annually by the Compensation Committee. Performance evaluations are generally measured on criteria applicable to executive management as a whole and to the specific responsibilities of each member of executive management. While strict numerical formulas are not used to evaluate the performance of our members of executive management, criteria considered include earnings, return on equity, return on assets, asset quality, capital management, risk management, franchise expansion, corporate governance, expertise, general management skills and each executive’s contribution to our successful operation. These criteria are evaluated not only on current-year performance, but also on the trend of performance over the past several years and within the context of unusual operating and performance issues. The Committee also takes into consideration factors outside the control of management, such as the state of the economy, the interest rate environment, regulatory mandates and competition.

Except for our President and Chief Executive Officer, our members of executive management generally are not engaged directly with the Compensation Committee in setting the amount or form of their compensation or director compensation. However, as part of the annual performance review for our members of executive management other than the Chief Executive Officer, the Compensation Committee considers the Chief Executive Officer’s perspective on each member of executive management’s individual performance. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of the Bank’s tax-qualified retirement plans and health and welfare plans. The Compensation Committee also reviews, evaluates and determines the form and amount of compensation paid to our directors.

The Compensation Committee has sole authority and responsibility under its Charter to approve the engagement of any compensation consultant it uses and the fees for those services. The Compensation Committee did not engage a compensation consultant to assist in determining the amount or form of executive and director compensation paid during the year ended December 31, 2015.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews, evaluates and recommends to the full Board the compensation paid to the Chief Executive Officer and other members of executive management, which compensation may include both equity and non-equity compensation. None of the members of the Compensation Committee was an officer or employee of the Company or the Bank during the fiscal year ended December 31, 2015, or is a former officer of the Company or the Bank.

During the fiscal year ended December 31, 2015: (i) no executive of the Company or the Bank served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) no executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and, (iii) no executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company or the Bank.

Compensation Discussion and Analysis

Compensation Objectives. Our compensation objectives begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objectives of our compensation program is to retain, motivate and reward employees and officers (including Named Executive Officers, as defined below) for performance, and to provide competitive compensation to attract talent to our organization. We recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers a range of compensation techniques as we seek to attract and retain key personnel.

We intend to base our compensation decisions on four basic principles:

•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Aligning with Shareholder Interest – As a public company, we use equity compensation as a key component of our compensation program to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our shareholders.

•	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that contribute to our earnings within risk tolerance.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

We believe that we can achieve the objectives of our compensation philosophy by implementing a compensation program that is competitive with our industry peers and creates appropriate incentives for our management team.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the “Executive Compensation Summary” which appears later herein. These four current executives are referred to in this discussion as “Named Executive Officers.”

Name	Title as of December 31, 2015

Thomas M. Coughlin	President and Chief Executive Officer

Thomas P. Keating	Chief Financial Officer

Joseph Javitz	Chief Lending Officer

Sandra Sievewright	Chief Risk Officer and Chief Compliance Officer

John J. Brogan, Esq.	General Counsel

Designing our Compensation Program. Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, experience and performance levels. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our Named Executive Officers.

Other considerations influencing the design of our executive compensation program are:

•	experience in the financial services industry that promotes the safe and sound operation of the Company and the Bank;

•	experience and prior performance of our executives in successfully implementing and completing strategic goals;

•	experience in all aspects of risk management;

•	executives with sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle;

•	disciplined decision-making that respects our strategic plan but adapts quickly to change;

•	the retention and development of incumbent executives who meet or exceed performance objectives, since recruiting executives can be expensive, unpredictable and may have a disruptive effect on our operations;

•	the compensation and employment practices of our competitors within the financial services industry and elsewhere in the marketplace; and,

•	each executive’s individual performance and contribution in helping us achieve our corporate goals.

Role of the Compensation Committee and the Named Executive Officers. Our Compensation Committee and President and Chief Executive Officer have a significant role in helping us achieve our compensation objectives and designing our compensation program. The Compensation Committee is responsible for overseeing and making recommendations to the full Board of Directors with respect to our compensation program related to the Named Executive Officers. The Compensation Committee regularly evaluates and recommends the elements of total compensation payable to the Named Executive Officers. In making these determinations, the Compensation Committee considers the Named Executive Officer’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation and our financial condition and performance.

The President and Chief Executive Officer provides the Compensation Committee with input regarding our employee compensation philosophy, process and compensation decisions for employees other than himself. In addition to providing factual information on relevant measures, the President and Chief Executive Officer articulates senior management’s views on current compensation programs and processes, recommends relevant performance measures to be used for future evaluations and otherwise provides information to assist the Compensation Committee. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

The President and Chief Executive Officer participates in Compensation Committee activities purely in an informational and advisory capacity. He has no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer does not attend the portions of Compensation Committee meetings during which his performance is evaluated or his compensation is being determined. No Named Executive Officer (other than the President and Chief Executive Officer) attends the portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. In 2015, the Board of Directors, in concert with the Compensation Committee, did not engage the services of a compensation consultant.

Elements of Compensation. Our compensation program with respect to our Named Executive Officers primarily consists of the following:

•	base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for the executive’s position;

•	non-equity bonus and incentive compensation, which is recommended by the Compensation Committee based on the satisfaction of company-wide and individually-based performance objectives;

•	equity compensation of awards of stock options, which provides incentives to maximize shareholder value;

•	severance benefits payable pursuant to employment agreements with certain Named Executive Officers;

•	benefits payable pursuant to our 401(k) plan; and,

•	health and welfare benefits.

The Compensation Committee seeks to create what it believes is the best mix of each element of compensation in recommending a Named Executive Officer’s total compensation. For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it will generally be earned when the Company, the Bank and the Named Executive Officer are successful in realizing the interests of the Company and the Bank.

The Compensation Committee reviewed compensation for the year ended December 31, 2015, for the Named Executive Officers, relative to the competitive market and to the results delivered on established objectives and performance criteria, and concluded that each Named Executive Officer’s compensation was consistent with market practice and was based on the Named Executive Officer’s performance. Additionally, since our shareholders approved our compensation program as described in our Definitive Proxy Statement for the Annual Meeting of Shareholders filed with the SEC on March 23, 2015, our compensation program for the fiscal year ended December 31, 2015, was designed to be materially consistent with the compensation program for the fiscal year ended December 31, 2014.

Base Salary. Base salary is the primary source of compensation for services performed during the year for all employees. On an annual basis, the Compensation Committee reviews the base salaries of the Named Executive Officers and primarily considers:

•	market data for peer institutions and direct competitors located in New Jersey, the New York metropolitan area and the northeast region;

•	internal review of the Named Executive Officer’s compensation, both individually and relative to other officers;

•	individual performance of the Named Executive Officer;

•	qualifications and experience of the Named Executive Officer; and,

•	our financial condition and results of operations, including tax and accounting impact of the base salaries.

Base salaries are reviewed annually and adjusted from time-to-time to realign base salaries with market levels, after taking into account the considerations discussed above. Based on the foregoing, the Compensation Committee recommended to the full Board that the annual rates of base salary be increased for Messrs. Coughlin, Javitz and Keating as follows, commencing on July 1, 2015:

Name	Salary Prior to July 1, 2015	Salary as of July 1, 2015
Thomas Coughlin	$217,500	$400,000
Thomas P. Keating	$180,000	$220,000
Joseph Javitz	$200,000	$220,000

Details regarding the base salary earned by the Named Executive Officers are included in the “Executive Compensation Summary” following this section.

Non-Equity Bonus and Incentive Compensation. The Compensation Committee has the ability to review, evaluate and recommend to the full Board discretionary bonus payments to the Named Executive Officers. While strict numerical formulas were not used to quantify the bonus payments payable to the Named Executive Officers in 2015, both company-wide and individually-based performance objectives are used by the Compensation Committee to recommend bonus payments. Company-wide performance objectives focus on growth, expense control, asset quality (particularly the quality of our loan portfolio and positive results of our quality control audits), compliance audits and regulatory “safety and soundness” examinations. Such performance objectives are customarily used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation. Both the company-wide and individually-based performance objectives are evaluated by the Compensation Committee on an annual basis and as a trend of performance over the prior three years. The Compensation Committee also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our market area.

The “Executive Compensation Summary” below provides the bonus payments which were paid to the Named Executive Officers in 2015.

Equity Compensation. The Compensation Committee has the ability to review, evaluate and recommend to the full Board stock option awards to be granted to the Named Executive Officers under our 2011 Stock Option Plan, in an effort to focus their attention on our sustained, long-term financial performance. A stock option award gives the recipient the right to purchase shares of our common stock at a specified price during a specified period of time. The Compensation Committee believes that stock option awards: (1) reward the Named Executive Officers for long-term, sustained performance and stock price growth; (2) align the Named Executive Officers’ interests with our shareholders through stock ownership; and (3) provide an incentive to the Named Executive Officers to remain employed with the Company and the Bank through the vesting periods of the stock option awards.

In 2015, Mr. Coughlin, Mr. Keating, Mr. Javitz, Mr. Brogan and Ms. Sievewright were granted stock option awards under the 2011 Stock Option Plan. The options granted to Mr. Coughlin vest at a rate of 10% per year over ten years. The options granted to Mr. Keating, Mr. Javitz, Mr. Brogan and Ms. Sievewright vest at a rate of 20% per year over five years. The Compensation Committee believes the stock option awards will align the Name Executive Officers’ interests with the long-term performance of the Company and the Bank.

Severance Benefits. We currently maintain employment agreements with Messrs. Coughlin, Keating and Javitz, which provide them with severance payments in the event of termination of employment without cause. In addition, the employment agreements provide payments to them in the event of a change in control of the Company or the Bank, which would be paid in lieu of any severance payments that are triggered as a result of his termination of employment thereafter.

Please see “Executive Compensation- Benefit Plans” below for a more thorough description of these agreements. Please also see “Executive Compensation-Termination Payment Table” below for more information related to the payments that would be made under certain scenarios with respect to these agreements.

Retirement Plans. The Named Executive Officers are eligible to participate in our 401(k) plan on the same terms as other employees. Under the plan, each eligible employee is permitted to defer, on a pre-tax basis, up to 25% of his or her annual salary for retirement (subject to limitations under the Internal Revenue Code). The Bank contributes an amount equal to 100% of the first 3% of an employee’s contribution, and 50% of the next 2% of an employee’s contribution. We do not provide our employees, including the Named Executive Officers, with any non-qualified supplemental retirement benefits.

Health and Welfare Benefits. We provide group health, dental and vision insurance coverage to our employees, including the Named Executive Officers, with the employees being responsible for a portion of the premiums. The Compensation Committee believes these benefits are appropriate and assist the employees in fulfilling their employment obligations.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we structure our compensation program in a tax efficient manner.

Risk Management. The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on the Company or the Bank. In addition, the Compensation Committee believes that the mix and design of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long-term valuation of the Company and the Bank.

The Compensation Committee regularly reviews our compensation program to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the Company and the Bank. With respect to our non-equity bonus compensation program, the Compensation Committee utilized both the company-wide and individual performance objectives to recommend the bonus payments made to our President/CEO, CFO and CLO. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, because the Compensation Committee evaluates the company-wide performance objectives as a trend of performance over the prior three years, the long-term financial performance of the Company and the Bank is in correlation with any bonus payments awarded to our President/CEO, CFO and/or CLO.

Finally, by recommending the granting of stock options under the Company’s equity incentive plan, the Compensation Committee has attempted to place more of our common stock into the hands of our employees in an effort to align their interests with those of our shareholders, which should contribute to long-term shareholder value and decrease the likelihood that our employees would take excessive risks which might threaten the value of their common stock received under our equity compensation program.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the Compensation Committee:

Robert Ballance (Chairman)

Judith Q. Bielan

Joseph Lyga

Executive Compensation

Summary Compensation Table. The following table sets forth the total compensation paid to Thomas Coughlin, as principal executive officer of the Company and the Bank, Thomas Keating, as the principal financial officer of the Company and the Bank, and the three other most highly-compensated officers who received total compensation of at least $100,000 from the Company or the Bank during the year ended December 31, 2015. The officers listed in the table below are each a “Named Executive Officer.”

EXECUTIVE COMPENSATION SUMMARY

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(2)	Total ($)
Thomas M. Coughlin	2015	317,115	150,000	0	24,000	0	0	21,532	512,647
President, Chief Executive	2014	212,500	150,000	0	27,969	0	0	20,194	410,663
Officer and Director	2013	201,711	97,500	0	15,900	0	0	12,214	327,325

Thomas P. Keating	2015	208,461	50,000	0	11,600	0	0	10,512	280,573
Chief Financial Officer	2014	136,385	0	0	4,480	0	0	2,088	142,953

Joseph Javitz	2015	218,461	58,500	0	11,600	0	0	473	289,034
Chief Lending Officer	2014	108,462	0	0	0	0	0	118	113,060

John J. Brogan, Esq.	2015	192,153	0	0	11,600	0	0	8,394	212,147
General Counsel

Sandra Sievewright,	2015	154,807	9,500	0	5,800	0	0	5,609	175,716
Chief Risk Officer and
Chief Compliance Officer

(1)    Represents the grant date fair value of the stock option awards received under the BCB Bancorp, Inc. 2011 Stock Option Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)   The amounts in this column reflect what we paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received. A breakdown of the various elements of compensation in this column for 2015 is set forth in the table provided below.

	All Other Compensation
Name	Year	Employer Contributions to 401(k) Plan ($)	Life Insurance ($)	Board Retainer ($)	Club Dues ($)	Severance Payments ($)	Total All Other Compensation ($)

Thomas M. Coughlin	2015	10,350	1,182	10,000	0	0	21,532

Thomas P. Keating	2015	9,661	851	0	0	0	10,512
Joseph Javitz	2015	0	473	0	0	0	473
John J. Brogan, Esq.	2015	7,685	709	0	0	0	8,394
Sandra Sievewright	2015	5,313	296	0	0	0	5,609

Grants of Plan-Based Awards. The following table provides information for the year ended December 31, 2015, as to grants of plan-based awards for our Named Executive Officers.

Grants of Plan-Based Awards For the Year Ended December 31, 2015
		Estimated future payouts under Non- equity incentive plan awards			All other stock	All other option		Grant Date
Name	Grant Dates	Threshold ($)	Target ($)	Maximum ($)	awards: number of shares of stock or units (#)	awards: number of securities underlying options (#)(1)	Exercise or base price of option awards ($/Sh)	Fair Value of Stock and Option Awards ($)

Thomas M. Coughlin	12/2/2015	None	None	None	None	10,000	10.81	24,000

Thomas P. Keating	12/29/2015	None	None	None	None	5,000	10.55	11,600

Joseph Javitz	12/29/2015	None	None	None	None	5,000	10.55	11,600

John J, Brogan, Esq.	12/29/2015	None	None	None	None	5,000	10.55	11,600

Sandra Sievewright	12/29/2015	None	None	None	None	2,500	10.55	5,800

(1)	Awards were granted under the BCB Bancorp, Inc. 2011 Stock Option Plan.

Benefit Plans

Employment Agreements. On September 9, 2015, the Bank entered into an employment agreement with Mr. Coughlin, effective as of July 1, 2015. The employment agreement has a term of three years.

Mr. Coughlin's employment agreement provides him an annual base salary of $400,000. The Board of Directors of the Bank has the discretion to award a performance bonus to Mr. Coughlin. In addition, Mr. Coughlin is entitled to participate in incentive compensation and employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.

In the event of Mr. Coughlin's involuntary termination of employment for reasons other than cause, disability or death, he will be entitled to: (i) a lump sum severance payment of $400,000; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of (A) the end of the term of his employment agreement; (B) the date on which such coverage is made available to Mr. Coughlin through subsequent employment; or (C) the date Mr. Coughlin becomes eligible for Medicare coverage.

Upon the occurrence of a change in control of the Company or the Bank (as defined in Mr. Coughlin's employment agreement), he will be entitled to receive a lump sum payment equal to $800,000. The change in control payment would be made in lieu of any severance payments that may be triggered under the employment agreement because of Mr. Coughlin's involuntary termination of employment for reasons other than cause, disability or death.

Upon termination of employment other than following a change in control or involuntary termination of employment for reasons other than cause, disability or death, Mr. Coughlin agrees not to compete with the Bank for one year following his termination of employment with the Bank by accepting employment with a bank or any other entity which competes with the business of the Bank within 25 miles of any location(s) in which the Bank has business operations or has filed an application for regulatory approval to establish business operations.

The Bank entered into an employment agreement with Mr. Javitz, effective as of July 1, 2015. The employment agreement has a term of one year.

Mr. Javitz's employment agreement provides him an annual base salary of $220,000. The Board of Directors of the Bank has the discretion to award a performance bonus to Mr. Javitz. In addition, Mr. Javitz is entitled to participate in incentive compensation and employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.

In the event of Mr. Javitz's involuntary termination of employment for reasons other than cause, disability or death, he will be entitled to: (i) a lump sum severance payment of $220,000; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of (A) the end of the term of his employment agreement; or, (B) the date on which such coverage is made available to Mr. Javitz through subsequent employment.

Upon the occurrence of a change in control of the Company or the Bank (as defined in Mr. Javitz's employment agreement), he will be entitled to receive a lump sum payment equal to $220,000. The change in control payment would be made in lieu of any severance payments that may be triggered under the employment agreement because of Mr. Javitz's involuntary termination of employment for reasons other than cause, disability or death.

Upon termination of employment other than following a change in control or involuntary termination of employment for reasons other than cause, disability or death, Mr. Javitz agrees not to compete with the Bank for one year following his termination of employment with the Bank by accepting employment with a bank or any other entity which competes with the business of the Bank within 25 miles of any location(s) in which the Bank has business operations or has filed an application for regulatory approval to establish business operations.

The Bank entered into an employment agreement with Mr. Keating, effective as of July 1, 2015. The employment agreement has a term of one year.

Mr. Keating's employment agreement provides him an annual base salary of $220,000. The Board of Directors of the Bank has the discretion to award a performance bonus to Mr. Keating. In addition, Mr. Keating is entitled to participate in incentive compensation and employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.

In the event of Mr. Keating's involuntary termination of employment for reasons other than cause, disability or death, he will be entitled to: (i) a lump sum severance payment of $220,000; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of (A) the end of the term of his employment agreement; or, (B) the date on which such coverage is made available to Mr. Keating through subsequent employment.

Upon the occurrence of a change in control of the Company or the Bank (as defined in Mr. Keating's employment agreement), he will be entitled to receive a lump sum payment equal to $220,000. The change in control payment would be made in lieu of any severance payments that may be triggered under the employment agreement because of Mr. Keating's involuntary termination of employment for reasons other than cause, disability or death.

Upon termination of employment other than following a change in control or involuntary termination of employment for reasons other than cause, disability or death, Mr. Keating agrees not to compete with the Bank for one year following his termination of employment with the Bank by accepting employment with a bank or any other entity which competes with the business of the Bank within 25 miles of any location(s) in which the Bank has business operations or has filed an application for regulatory approval to establish business operations.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2015, for our Named Executive Officers.

		Outstanding Equity Awards at Fiscal Year-End
Name	Option awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)(1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option Expiration Date
	Exercisable	Unexercisable

Thomas M. Coughlin	2,000	3,000	0	8.93	9/29/2021
	2,000	8,000	0	9.03	1/17/2023
	1,000	9,000	0	13.32	3/7/2024
	0	10,000	0	10.81	12/2/2025

Thomas P. Keating	400	1,600	0	12.19	10/20/2024
	0	5,000	0	10.55	12/29/2025

Joseph Javitz	400	1,600	0	12.19	10/20/2024
	0	5,000	0	10.55	12/29/2025

John J, Brogan, Esq.	400	1,600	0	12.19	10-20-2024
	0	5,000	0	10.55	12-29-2025

Sandra Sievewright	0	2,500	0	10.55	12/29/2025

(1) All stock options granted to Mr. Coughlin vest at a rate of 10% per year, commencing on the one-year anniversary date following the date of grant. All stock options granted to Mr. Keating, Mr. Javitz, Mr. Brogan and Ms. Sievewright vest at a rate of 20% per year, commencing on the one-year anniversary date following the date of grant.

Options Exercised. No stock options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2015.

Stock Benefit Plans

BCB Bancorp, Inc. Stock Option Plans. Outside directors and employees of the Company, the Bank or their affiliates are eligible to participate and receive awards under the BCB Bancorp, Inc., 2011 Stock Option Plan (“2011 Stock Option Plan”). The Company reserved 900,000 shares of common stock to be issued pursuant to grants of stock options under the 2011 Stock Option Plan. In addition, the Company adopted the 2003 Stock Option Plan. No new awards are available to be issued under the 2003 Stock Option Plan, due to the expiration of the plan. As of December 31, 2015, there were 2,000 outstanding stock options issued under the 2003 Stock Option Plan.

A stock option gives the recipient the right to purchase shares of common stock of the Company at a specified price during a specified period of time. Awards may be granted as either incentive or non-statutory stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock owned by the recipient.

Tax-Qualified Benefit Plans

401(k) Plan. The Bank maintains the BCB Community Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who satisfied the 401(k) plan’s eligibility requirements. Employees are eligible to participate in the plan as follows: for employees hired prior to September 1, 2014, upon completion of one year of service with the Bank; for employees hired on September 1, 2014, through December 31, 2014, upon completion of six months of service with the Bank; for employees hired on January 1, 2015, and thereafter, upon completion of one year of service with the Bank. The 401(k) plan allows a participant to contribute, on a pre-tax basis, up to 25% of his or her annual salary, provided that the contribution does not exceed the maximum salary deferral contribution limit set forth by the Internal Revenue Service, which was $18,000 for 2015 for Employees under 50 years of age, and $24,000 for Employees over 50 years of age. In addition, the Bank may make: (i) discretionary qualified non-elective contributions; and/or (ii) discretionary matching contributions to the 401(k) plan, both of which will be allocated to a participant’s individual account based on the ratio his or her compensation bears to the total compensation of all participants. A participant is always 100% vested in his or her elective deferrals and the qualified non-elective contributions which were allocated to his or her account. The Bank may make profit-sharing contributions at its discretion which will be allocated annually in accordance with the terms of the 401(k) plan. Any discretionary matching contributions and/or profit-sharing contributions made by the Bank which are allocated to a participant’s account will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service. However, a participant will immediately become 100% vested in any profit sharing contributions upon his or her death, disability, or attainment of age 65 while employed with the Bank. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account on or after the normal retirement date (age 65) or upon termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available, including the purchase of Company common stock through the BCB Bancorp Stock Fund.

Potential Payments Upon Termination or Change in Control - The following table sets forth estimates of the amounts that would be payable to the Named Executive Officers upon the involuntary termination of employment (for a reason other than cause), disability, death, or a change in control, if such termination were effective as of December 31, 2015. The table below does not reflect amounts with respect to plans or arrangements generally available to all employees. The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Involuntary	Change in	Disability	Death
	Termination	Control

	($)	($)	($)	($)

Thomas M. Coughlin
Employment Agreement (2)	400,000	800,000	25,839.00	34,095.80
2011 Stock Option Plan (1)	21,050	21,050	21,050	21,050

Thomas P. Keating
Employment Agreement (3)	220,000	220,000	5,002.32	19,095.80
2011 Stock Option Plan (1)	0	0	0	0

Joseph Javitz
Employment Agreement (3)	220,000	220,000	13,079.04	20,474.44
2011 Stock Option Plan(1)	0	0	0	0

John J. Brogan, Esq.
2011 Stock Option Plan (1)	0	0	0	0

Sandra Sievewright
2011 Stock Option Plan (1)	0	0	0	0

(1)	Amount represents the difference between the fair market value of BCB Bancorp, Inc. common stock and the exercise price of the stock options that become vested and exercisable as a result of the executive’s termination of employment due to death or disability or a change in control of BCB Bancorp, Inc. or BCB Community Bank. The fair market value of BCB Bancorp, Inc. common stock on December 31, 2015 was $10.40.
(2)	For “Involuntary Termination” column, amount reflects the sum of: (i) $400,000; and (ii) the estimated employer cost of continued life, medical and dental insurance through June 30, 2018. For “Change in Control” column, amount reflects a cash payment equal to two times the executive’s average annualized base salary at the time of the change in control. For “Disability” column, amount reflects an estimated employer cost of continued life, medical and dental insurance through June 30, 2018. For “Death” column, amount reflects a cash payment equal to 1/12 the executive’s annualized 2015 base salary and the estimated employer cost of continued family medical and dental insurance coverage for one year.
(3)	For “Involuntary Termination” column, amount reflects the sum of: (i) a cash payment equal to one times the executive’s annualized 2015 base salary; and (ii) the estimated employer cost of continued life, medical and dental insurance through June 30, 2016. For “Change in Control” column, amount reflects a cash payment equal to one times the executive’s average annualized base salary at the time of the change in control. For “Disability” column, amount reflects an estimated employer cost of continued life, medical and dental insurance through June 30, 2016. For “Death” column, amount reflects a cash payment equal to 1/12 the executive’s annualized 2015 base salary and the estimated employer cost of continued family medical and dental insurance coverage for one year.

Director Compensation

Directors’ Summary Compensation Table. Set forth below is summary compensation for each of our Non-employee Directors for the year ended December 31, 2015. Compensation paid to Directors who are also Named Executive Officers is reflected in the “Executive Compensation Summary” above.

Director Compensation
Name	Fees earned or paid in cash ($)(1)	Non-qualified deferred compensation earnings ($)	Stock Awards ($)	Option Awards ($)(2)(3)	All other compensation ($)(4)	Total ($)
Mark D. Hogan	55,600	—	—	24,000	14,041	93,641
Robert Ballance	52,900	—	—	24,000	—	76,900
Judith Q. Bielan	56,500	—	—	24,000	—	80,500
Joseph Brogan	53,500	—	—	24,000	—	77,500
James Collins	54,700	—	—	24,000	—	78,700
Joseph Lyga	52,900	—	—	24,000	—	76,900
Alexander Pasiechnik	52,300	—	—	24,000	—	76,300
August Pellegrini	55,000	—	—	24,000	—	79,000
James Rizzo	56,200	—	—	24,000	—	80,200
Spencer Robbins	28,735	—	—	24,000	—	52,735
Gary Stetz	31,035	—	—	24,000	—	55,035

(1)	Included in these totals are certain fees earned during the fourth quarter of 2015, but paid in 2016.
(2)	Represents the grant date fair value of the stock option awards received by the directors under the BCB Bancorp, Inc. 2011 Stock Option Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(3)	As of December 31, 2015, each director has the following outstanding stock option awards:

Name	Option Awards (#)
Mark D. Hogan	34,500
Robert Ballance	35,000
Judith Q. Bielan	35,000
Joseph Brogan	33,000
James Collins	34,500
Joseph Lyga	34,500
Alexander Pasiechnik	35,000
August Pellegrini	10,000

James Rizzo	10,000
Spencer Robbins	30,000
Gary Stetz	30,000

(4)	For Mr. Hogan, amount represents perquisites received in the form of a country club membership.

Director Fees

Non-employee Directors of the Company received an annual retainer of $10,000 for their services for the fiscal year ended December 31, 2015. Thomas Coughlin, who is a Director of the Company and also an executive officer of the Company, received an annual retainer of $10,000 for his services as a Director of the Company for the fiscal year ended December 31, 2015. The Directors of the Company did not receive any other remuneration for their services as directors of the Company for the fiscal year ended December 31, 2015.

Non-employee Directors of the Bank received an annual retainer of $20,000 for their services for the fiscal year ended December 31, 2015. Thomas Coughlin, who is a Director of the Bank and also an executive officer of the Bank, did not receive an annual retainer for his services as a Director of the Bank for the fiscal year ended December 31, 2015.

During the fiscal year ended December 31, 2015, non-employee Directors of the Bank received fees and retainers ranging from $28,735 to $56,500. The fee amounts are determined by membership on Board committees and attendance at Board and Committee meetings. Non-employee directors of the Bank receive $1,000 for each Board meeting, $500 for each Special Board meeting and the following as designated members of the below Committees: (1) Audit, Compensation, Investment, Loan, Nominating/Corporate Governance and Site Committees - $300/meeting; (2) Joint ALCO/ERM/Budget Committee - $500/meeting; and, (3) members of the Information Technology Committee are not paid. In order to be paid, a director must physically be in attendance at a meeting. Thomas Coughlin, who is a Director of the Bank and also an executive officer, did not receive any fees or a retainer for his services as a Director of the Bank for the fiscal year ended December 31, 2015.

Director Plans

Stock Benefit Plans. Directors are eligible to participate in the 2011 Stock Option Plan. Please see the descriptions of the plan set forth above under “Executive Compensation – Stock Benefit Plans” for further details.

Deferred Compensation Plan for Directors. The Board of Directors of the Bank adopted the 2005 Director Deferred Compensation Plan (the “2005 Deferred Plan”), which became effective on October 1, 2005. The 2005 Deferred Plan is designed to comply with the requirements of Section 409A of the Internal Revenue Code. All members of the Board of Directors of the Bank are eligible to participate in the 2005 Deferred Plan. Pursuant to the 2005 Deferred Plan, a participant may elect to defer, on a pre-tax basis, receipt of all or any portion of the fees and retainers received for his or her service on the Board of Directors and on committees of the Board of Directors, but only to the extent such amounts are attributable to services not yet performed. The Bank credits the deferred amounts to a bookkeeping account. Interest is paid on such deferred amounts at a rate equal to the rate payable on the Bank’s highest paying time deposit, as determined as of the first day of each month, or as adjusted from time to time. The Bank may establish a “rabbi trust” to which the Bank may deposit such deferrals and interest, but such deposits shall remain subject to the claims of the Bank’s creditors.

A participant may make a deferral election during the first 30 days of becoming eligible to participate in the 2005 Deferred Plan with respect to amounts earned that year, specifying the amount deferred and the time and form of payment. Deferral amounts continue in effect until the participant files a notice of adjustment with the Bank. In addition, if the amount of director fees and/or retainers is increased, the participant may increase the amount of his or her deferral by filing a notice of adjustment with the Bank. Such adjustments take effect as of January 1 following the date the notice is given to the Bank. Such deferral election is irrevocable with respect to the calendar year for which it is filed, provided, however, that a participant may delay distributions or modify a previous deferral election if: (i) the new deferral election is not effective for 12 months, (ii) the original distribution date is at least 12 months from the date of the change in the election, and (iii) the new distribution date must be at least five years after the original distribution date.

Deferred fees will be paid out on the participant’s benefit age as designated in his or her deferral election form or upon the participant’s death, disability or separation from service as a director of the Bank, if such date is earlier than his or her designated benefit age. Distributions may also be made earlier than the director’s designated benefit age if the distribution is necessary to satisfy a financial hardship, as defined under Section 409A of the Internal Revenue Code. At the election of the participant, the distribution may be paid out in a lump sum or in equal annual installments over a period not to exceed ten years.

Related Party Transactions

The Bank leases its 860 Broadway, Bayonne, New Jersey, branch office from a limited liability company owned by directors Hogan, Ballance, Bielan, Brogan, Collins, Coughlin, Lyga, Pasiechnik and Pellegrini and the Estate of former director Tagliareni. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with the Bank. During 2015, total lease payments of $165,000 were made to the limited liability company. Payments under the lease currently total $13,750 per month. Each director and former director’s percentage ownership in the limited liability corporation is divided equally among 10 individuals. The Bank leases its branch office in Woodbridge, New Jersey, from a limited liability company, a portion of which is owned by directors Robbins and Stetz. During 2015, total lease payments of $190,581 were made to that limited liability company. Payments under the lease currently total $15,397 per month.

Other than as described in the preceding paragraph, no directors, executive officers or immediate family members of such individuals have engaged in transactions with us involving more than $120,000 (other than through a loan) during the preceding year. In addition, no directors, executive officers or immediate family members of such individuals were involved in loans from us which were not made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other unaffiliated persons, and do not include more than the normal risk of collectability or present other unfavorable features.

We require that any transaction in which a director, officer or a member of their immediate family has an interest, and in which the Bank is involved must be reviewed and approved and/or ratified by the Board of Directors. Any such transaction must be made on terms no less favorable to us than it would be if we entered into a similar relationship with an unaffiliated third party. Any lending relationship between a director, officer or a member of their immediate family and the Bank must be reviewed and approved and/or ratified by the Board of Directors. All such loans are made on substantially the same terms as loans to third parties, consistent with banking regulations governing the origination of loans to directors, officers and employees of the Bank. The Board of Directors is responsible for overseeing the application of these policies and procedures, which are part of our written policies.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to us. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers are made in conformity with regulations promulgated under the Federal Reserve Act.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2015, was Baker Tilly Virchow Krause LLP (“Baker Tilly”).

The Audit Committee of the Board of Directors has approved the engagement of Baker Tilly to be our independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to the ratification of the engagement by our shareholders at this annual meeting. Representatives of Baker Tilly are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of the independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the independent registered public accounting firm selected by the Audit Committee, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in our best interests and the best interests of our shareholders.

Our independent registered public accounting firm for the year ended December 31, 2013 and until October 3, 2014 was ParenteBeard LLC (“ParenteBeard”). On October 3, 2014, the Company was notified that the audit practice of ParenteBeard was combined with Baker Tilly in a transaction pursuant to which ParenteBeard combined its operations with Baker Tilly and certain of the professional staff and partners of ParenteBeard joined Baker Tilly either as employees or partners of Baker Tilly. On October 3, 2014, the Audit Committee of the Company accepted ParenteBeard’s resignation as the auditors of the Company and, with the approval of the Audit Committee of the Company’s Board of Directors, Baker Tilly was engaged as the Company’s independent registered public accounting firm.

Prior to engaging Baker Tilly, the Company did not consult with Baker Tilly regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

The report of independent registered public accounting firm of ParenteBeard regarding the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2013 and 2012, and during the interim period from the end of the most recently completed fiscal year through October 3, 2014, the date of notification of the resignation, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard would have caused it to make reference to such disagreement in its reports.

The Company requested that ParenteBeard furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements insofar as they pertain to ParenteBeard and, if it does not agree, the respects in which it does not agree.  A copy of the letter, dated October 3, 2014, by ParenteBeard agreeing with the above statements was filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2014.

Fees Paid to Baker Tilly

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Baker Tilly during 2015 and Baker Tilly/ParenteBeard during 2014::

Audit Fees. The aggregate fees billed to us by Baker Tilly/ParenteBeard for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements was $205,764 and $209,133, for the fiscal years ended December 31, 2015, and December 31, 2014, respectively.

Audit Related Fees. The aggregate fees billed to us by Baker Tilly/ParenteBeard for assurance and related services that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees,” above was $66,028 and $40,822 for the fiscal years ended December 31, 2015, and December 31, 2014, respectively.

Tax Fees. The aggregate fees billed to us by Baker Tilly/ParenteBeard for professional services rendered for tax compliance, tax advice and tax planning was $0 and $4,487 for the fiscal years ended December 31, 2015, and December 31, 2014, respectively. These services included the calculation and preparation of all pertinent federal and state tax forms relative to us and our subsidiaries, and the maintenance of all applicable schedules and work papers relative to the same.

All Other Fees. An additional fee of $0 and $387 was billed to us by Baker Tilly/ParenteBeard for the fiscal years ended December 31, 2015, and December 31, 2014, respectively, for services related to compliance services.

There were no other fees billed to us by Baker Tilly/ParenteBeard which are not described above for the fiscal years ended December 31, 2015, and December 31, 2014.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to costs incurred with tax compliance services rendered, is compatible with maintaining Baker Tilly’s independence. The Audit Committee concluded that performing such services does not affect Baker Tilly’s independence in performing its function as auditor for us.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the fees paid in the audit-related, tax and all other categories were approved per the pre-approval policies.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection of Baker Tilly Virchow Krause LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BAKER TILLY VIRCHOW KRAUSE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Chief Executive Officer, Chief Financial Officer and our three other Named Executive Officers of the Company is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections above. Shareholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of BCB Bancorp, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the “Compensation Discussion and Analysis,” and “Executive Compensation” sections of the Proxy Statement, including the compensation tables and other narrative executive compensation disclosures set forth in those sections.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL III.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received by the Corporate Secretary, BCB Bancorp, Inc., 595 Avenue C, Bayonne, NJ 07002, no later than December 25, 2016.

OTHER MATTERS

Our Board of Directors is not aware of any business, other than the matters described in this Proxy Statement, to come before the annual meeting. However, if any other matter should properly come before the annual meeting, the Proxy Committee of the Board of Directors will have authority to vote its proxies in its discretion with respect to any matter as to which the Board of Directors is not notified at least five business days before the date of this Proxy Statement.

MISCELLANEOUS/FINANCIAL STATEMENTS

We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. Our directors, officers and regular employees may solicit proxies personally, by telephone or by any other lawful means without receiving additional compensation.

A FORM 10-K CONTAINING THE COMPANY’S FINANCIAL STATEMENTS AT AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015, IS BEING FURNISHED TO SHAREHOLDERS. THE FORM 10-K CONSTITUTES THE COMPANY’S ANNUAL DISCLOSURE STATEMENT. COPIES OF ALL OF THE COMPANYS’ FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE COMMISSION’S WEB SITE (www.sec.gov), ON THE COMPANY’S WEBSITE, www.bcbbancorp.com, AND ARE AVAILABLE WITHOUT CHARGE BY WRITING TO BCB BANCORP, INC. AT 595 AVENUE C, BAYONNE, NEW JERSEY 07002, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 28, 2016

.. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3. 1. The election as Directors of all nominees listed below each to serve for a three-year term: For Withhold For Withhold For Withhold + 01 - Judith Q. Bielan 02 - James E. Collins 03 - Mark D. Hogan 04 - Gary S. Stetz For Against Abstain For Against Abstain 2. The ratification of Baker Tilly Virchow Krause, LLP, as the 3. An advisory, non-binding resolution with respect to our Company’s independent registered public accounting firm for executive compensation. the year ending December 31, 2016. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 029N4C .. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2016. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: www.envisionreports.com/BCBP • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • REVOCABLE PROXY — BCB BANCORP, INC. + ANNUAL MEETING OF SHAREHOLDERS APRIL 28 , 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints John J. Brogan, Esq., Vice President and General Counsel, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002 on April 28, 2016, at 10:00 a.m. eastern time. John J. Brogan, Esq., Vice President and General Counsel, is authorized to cast all votes to which the undersigned is entitled as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXY AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. The annual meeting may be postponed or adjourned for the purpose of soliciting additional proxies. Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to our Corporate Secretary at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the annual meeting and a Proxy Statement dated March 28, 2016 and the Annual Report on Form 10-K with audited financial statements. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +

.. IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Proposals — The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3. 1. The election as Directors of all nominees listed below each to serve for a three-year term: For Withhold For Withhold For Withhold + 01 - Judith Q. Bielan 02 - James E. Collins 03 - Mark D. Hogan 04 - Gary S. Stetz For Against Abstain For Against Abstain 2. The ratification of Baker Tilly Virchow Krause, LLP, as the 3. An advisory, non-binding resolution with respect to our Company’s independent registered public accounting firm for executive compensation. the year ending December 31, 2016. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 029N6D .. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 28, 2016. THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT: www.envisionreports.com/BCBP • PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • 401(k) PLAN VOTE AUTHORIZATION FORM — BCB BANCORP, INC. + SOLICITED ON BEHALF OF THE TRUSTEE OF THE BCB COMMUNITY BANK 401(K) PLAN (“401(K) PLAN”) ANNUAL MEETING OF SHAREHOLDERS – APRIL 28, 2016 I understand that I have the right to direct the Trustee to vote my proportionate interest in the common stock of BCB Bancorp, Inc. in my 401(k) Plan account. I have been advised that my voting instructions are solicited for the Annual Meeting of Stockholders of BCB Bancorp, Inc. (the “Company”) to be held at The Chandelier Restaurant,1081 Broadway, Bayonne, New Jersey 07002, on Thursday, April 28, 2016, at 10:00 a.m., eastern time, or an adjournment or postponement thereof (the “Annual Meeting”). If any other business is brought before the Annual Meeting, this form will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the 401(k) Plan. At the present time, the Company knows of no other business to be brought before the Annual Meeting. The Trustee of the BCB Community Bank 401(k) Plan is hereby directed to vote my proportionate interest in the BCB Community Bank 401(k) Plan as indicated above. If I do not return this form in a timely manner, shares representing my interest in said plan will be voted in proportion to the manner in which other participants have voted their interests, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. IF NO INSTRUCTIONS ARE SPECIFIED AND THIS 401(k) PLAN VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS FORM WILL BE CONSIDERED A VOTE FOR EACH OF PROPOSALS 1, 2 AND 3. I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated March 28, 2016, and the Confidential 401(k) Plan Voting Instruction Form. Please complete, sign, date and submit this form to Proxy Services C/O Computershare Investor Services PO Box 43101 Providence RI 02940-5067, in the enclosed postage-paid envelope as soon as possible. Your Confidential 401(k) Plan Voting Instruction Form must be received by COMPUTERSHARE no later than April 28, 2016. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +